                                                                      Exhibit 11

                              AMEN PROPERTIES, INC.
                  EXHIBIT 11. COMPUTATON OF EARNINGS PER SHARE

                                                                                       For the Three  Months Ended
                                                                                             March 31, 2005
Period ending 03/31/05                                     Current       Year to     -------------------------------
                                                           Period         Date          Basic           Diluted
                               Total      Grant/Purch.      Days          Days         Weighted         Weighted
                               Shares         Date       Outstanding   Outstanding      Shares           Shares
                             ----------   ------------   -----------   -----------   -------------     -------------
Common Stock                 1,992,056       12/31/03            90         90        179,285,040       179,285,040
Common Stock Dividend          209,300       03/31/03            90         90         18,837,000        18,837,000
Preferred A Stock -
 Convertible                   616,447       09/29/00            90         90                  -                 -
Preferred B Stock -
 Convertible                   233,317       01/09/02            90         90                  -                 -
Preferred C Stock -
 Convertible                   500,000       03/01/05            30         30                  -                 -

                             ----------                                              -------------     -------------
End of period                3,551,120                                                198,122,040       198,122,040
                                                                                     -------------     -------------

Days Outstanding from Beginning of Period                                                      90                90
-----------------------------------------                                            -------------     -------------
Weighted average number of common shares outstanding                                    2,201,356         2,201,356

Net (loss)
     From continuing
      operations                                                                         (163,650)         (163,650)
     From discontinuing
      operations                                                                               -                  -
---------------------------                                                          -------------     -------------
           Net (loss)                                                                    (163,650)         (163,650)

Net (loss) per share
     From continuing
      operations                                                                            (0.07)            (0.07)
     From discontinuing
      operations                                                                               -                  -
---------------------------                                                          -------------     -------------
        Net (loss) per share                                                                (0.07)            (0.07)
                                                                                     =============     =============

                                                                                       For the Three  Months Ended
                                                                                             March 31, 2004
Period ending 03/31/04                                     Current       Year to     -------------------------------
                                                           Period         Date          Basic           Diluted
                               Total      Grant/Purch.      Days          Days         Weighted         Weighted
                               Shares         Date       Outstanding   Outstanding      Shares           Shares
                             ----------   ------------   -----------   -----------   -------------     -------------
Common Stock                 2,201,356       12/31/03            91         91        200,323,396       200,323,396
Preferred A Stock -
 Convertible                   616,447       09/29/00            91         91                  -        56,096,677
Preferred B Stock -
 Convertible                   233,317       01/09/02            91         91                  -        21,231,847

                             ----------                                              -------------     -------------
End of period                3,051,120                                                200,323,396       277,651,920
                                                                                     -------------     -------------

Days Outstanding from Beginning of Period                                                      91                91
-----------------------------------------                                            -------------     -------------
Weighted average number of common shares outstanding                                    2,201,356         3,051,120

Net income (loss)                                                                                                 0
     From continuing
      operations                                                                          (28,166)          (28,166)
     From discontinuing
      operations                                                                          120,772           120,772
---------------------------                                                          -------------     -------------
        Net income                                                                         92,606            92,606

Net income (loss) per share
     From continuing
      operations                                                                            (0.01)            (0.01)
     From discontinuing
      operations                                                                             0.05              0.04
---------------------------                                                          -------------     -------------
        Net income                                                                           0.04              0.03
                                                                                     =============     =============

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